At a special meeting of shareholders held on May 21, 2010, the shareholders of the Funds voted on whether to approve a new investment advisory agreement between Rydex Variable Trust and Padco Advisors II, Inc. A description of the number of shares voted is as follows:

Fund	Shares For	Shares Against	Shares Abstained
U.S. Long Short Momentum Fund	 3,783,972 	 65,334 	 150,341
International Long Short Select Fund	 281,646 	 31,386 	 29,037
Alternative Strategies Allocation Fund	 252,949 	 15,472 	 6,322
Managed Futures Strategy Fund	 978,753 	 20,651 	 166,130
Multi-Hedge Strategies Fund	 1,094,186 	 41,522 	 67,865
Commodities Strategy Fund	 1,359,614 	 16,999 	 53,670
All-Asset Conservative Strategy Fund	 290,752 	 1,604 	 70,339
All-Asset Moderate Strategy Fund	 612,500 	 6,520 	 85,687
All-Asset Aggressive Strategy Fund	 283,813 	 2,454 	 7,960
Nova Fund	 656,729 	 45,967 	 47,649
Inverse S&P 500 Strategy Fund	 2,012,423 	 62,272 	 155,616
NASDAQ-100 Fund	 2,054,273 	 136,439 	 225,330
Inverse NASDAQ-100 Strategy Fund	 1,167,544 	 23,207 	 101,824
S&P 500 2x Strategy Fund	 177,463 	 14,275 	 12,413
NASDAQ-100 2x Strategy Fund	 1,449,246 	 40,384 	 91,334
Mid-Cap 1.5x Strategy Fund	 900,952 	 29,824 	 51,846
Inverse Mid-Cap Strategy Fund	 194,413 	 4,236 	 11,897
Russell 2000 2x Strategy Fund	 23,293 	 2,724 	 940
Russell 2000 1.5x Strategy Fund	 567,832 	 12,051 	 13,366
Inverse Russell 2000 Strategy Fund	 343,562 	 2,313 	 40,034
Dow 2x Strategy Fund	 159,230 	 5,550 	 15,185
Inverse Dow 2x Strategy Fund	 932,248 	 37,476 	 53,192
S&P 500 Pure Growth Fund	 940,985 	 41,707 	 85,604
S&P 500 Pure Value Fund	 421,809 	 29,742 	 27,062
S&P MidCap 400 Pure Growth Fund	 914,103 	 62,311 	 74,319
S&P MidCap 400 Pure Value Fund	 417,674 	 23,053 	 30,799
S&P SmallCap 600 Pure Growth Fund	 388,895 	 8,645 	 12,798
S&P SmallCap 600 Pure Value Fund	 188,691 	 8,154 	 16,048
Europe 1.25x Strategy Fund	 697,707 	 81,087 	 50,302
Japan 2x Strategy Fund	 282,244 	 27,157 	 36,006
Strengthening Dollar 2x Strategy Fund	 2,288,565 	 32,214 	 67,395
Weakening Dollar 2x Strategy Fund	 136,906 	 1,312 	 9,948
Real Estate Fund	 1,034,655 	 39,185 	 44,212
Government Long Bond 1.2x Strategy Fund	 11,778,356 	 180,939 	 447,856
Inverse Government Long Bond Strategy Fund	 847,898 	 45,611 	 210,091
U.S. Government Money Market Fund	 222,992,452 	 10,926,483 	 18,056,202
Amerigo Fund	 5,781,921 	 254,434 	 534,371
Clermont Fund	 2,680,900 	 103,162 	 170,558
Select Allocation Fund	 1,622,142 	 101,440 	 136,875
Banking Fund	 573,483 	 30,931 	 37,643
Basic Materials Fund	 905,272 	 51,542 	 86,294
Biotechnology Fund	 1,031,905 	 21,467 	 42,283
Consumer Products Fund	 458,580 	 5,620 	 32,246
Electronics Fund	 1,368,705 	 40,839 	 60,564
Energy Fund	 1,034,974 	 65,810 	 108,920
Energy Services Fund	 1,193,738 	 90,084 	 126,417
Financial Services Fund	 596,800 	 28,762 	 21,380
Health Care Fund	 916,612 	 22,591 	 96,118
Internet Fund	 721,377 	 41,700 	 45,353
Leisure Fund	 146,233 	 4,979 	 4,337
Precious Metals Fund	 3,946,947 	 394,782 	 526,417
Retailing Fund	 602,620 	 11,233 	 18,963
Technology Fund	 2,395,275 	 87,457 	 156,718
Telecommunications Fund	 416,312 	 3,643 	 28,768
Transportation Fund	 638,515 	 18,609 	 39,583
Utilities Fund	 737,719 	 34,728 	 32,166

At a special meeting of shareholders held on May 21, 2010, the shareholders of the Funds voted on whether to approve a new investment sub-advisory agreement between Padco Advisors II, Inc. and Security Global Investors, LLC. A description of the number of shares voted is as follows:

Fund	Shares For	Shares Against	 Shares Abstained
International Long Short Select Fund	 270,974 	 31,386 	 39,709

At a special meeting of shareholders held on May 21, 2010, the shareholders of the Funds voted on whether to approve a new investment sub-advisory agreement between Padco Advisors II, Inc. and Valu-Trac Investment Management Limited. A description of the number of shares voted is as follows:

Fund	Shares For	Shares Against	 Shares Abstained
International Long Short Select Fund	 276,204 	 36,827 	 29,037


At a special meeting of shareholders held on May 21, 2010, the shareholders of the Funds voted on whether to approve a new investment sub-advisory agreement between Padco Advisors II, Inc. and CLS Investments , LLC. A description of the number of shares voted is as follows:
Fund	Shares For	Shares Against	 Shares Abstained
Amerigo Fund	 5,526,396 	 434,730 	 609,600
Clermont Fund	 2,598,633 	 166,135 	 189,852
Select Allocation Fund	 1,563,600 	 147,285 	 149,573


At a special meeting of shareholders held on May 21, 2010, the shareholders of the Funds also voted on whether to approve a change to a fundamental investment policy on borrowing money, consistent with applicable law. A description of the number of shares voted is as follows:

Fund	Shares For	Shares Against	 Shares Abstained
U.S. Long Short Momentum Fund	 3,740,936 	 55,341 	 203,370
International Long Short Select Fund	 276,892 	 32,768 	 32,409
Alternative Strategies Allocation Fund	 252,949 	 1,663 	 20,131
Managed Futures Strategy Fund	 978,537 	 1,700 	 185,296
Multi-Hedge Strategies Fund	 1,094,254 	 20,619 	 88,700
Commodities Strategy Fund	 1,358,921 	 1,196 	 70,166
All-Asset Conservative Strategy Fund	 277,377 	 5,631 	 79,687
All-Asset Moderate Strategy Fund	 589,285 	 11,028 	 104,394
All-Asset Aggressive Strategy Fund	 281,582 	 1,523 	 11,123
Nova Fund	 654,486 	 4,120 	 91,739
Inverse S&P 500 Strategy Fund	 2,011,438 	 1,506 	 217,368
NASDAQ-100 Fund	 1,982,745 	 132,113 	 301,185
Inverse NASDAQ-100 Strategy Fund	 1,165,630 	 2,012 	 124,933
S&P 500 2x Strategy Fund	 176,203 	 2,441 	 25,507
NASDAQ-100 2x Strategy Fund	 1,441,605 	 21,021 	 118,338
Mid-Cap 1.5x Strategy Fund	 895,813 	 8,406 	 78,404
Inverse Mid-Cap Strategy Fund	 194,413 	 3 	 16,131
Russell 2000 2x Strategy Fund	 23,293 	 1,428 	 2,237
Russell 2000 1.5x Strategy Fund	 564,706 	 4,495 	 24,047
Inverse Russell 2000 Strategy Fund	 343,561 	 3 	 42,345
Dow 2x Strategy Fund	 159,229 	 4 	 20,733
Inverse Dow 2x Strategy Fund	 931,445 	 806 	 90,664
S&P 500 Pure Growth Fund	 939,984 	 7,175 	 121,138
S&P 500 Pure Value Fund	 422,613 	 75 	 55,925
S&P MidCap 400 Pure Growth Fund 	 908,250 	 14,087 	 128,395
S&P MidCap 400 Pure Value Fund 	 417,961 	 362 	 53,204
S&P SmallCap 600 Pure Growth Fund 	 388,894 	 4 	 21,440
S&P SmallCap 600 Pure Value Fund 	 186,177 	 343 	 26,373
Europe 1.25x Strategy Fund 	 691,709 	 26,797 	 110,589
Japan 2x Strategy Fund 	 274,988 	 12,296 	 58,124
Strengthening Dollar 2x Strategy Fund 	 2,265,457 	 38,084 	 84,633
Weakening Dollar 2x Strategy Fund 	 136,891 	 783 	 10,492
Real Estate Fund 	 1,032,320 	 6,543 	 79,189
Government Long Bond 1.2x Strategy Fund 	 11,634,935 	 199,560 	 572,656
Inverse Government Long Bond Strategy Fund 	 845,219 	 17,525 	 240,857
U.S. Government Money Market Fund 	 216,792,724 	 15,614,610 	 19,567,803
Amerigo Fund 	 5,791,834 	 81,477 	 697,415
Clermont Fund 	 2,634,478 	 64,279 	 255,863
Select Allocation Fund 	 1,613,593 	 47,467 	 199,398
Banking Fund 	 569,887 	 14,533 	 57,636
Basic Materials Fund 	 898,777 	 18,511 	 125,821
Biotechnology Fund 	 1,027,901 	 2,223 	 65,530
Consumer Products Fund 	 454,849 	 4,003 	 37,595
Electronics Fund 	 1,364,178 	 5,597 	 100,334
Energy Fund 	 1,060,296 	 14,486 	 134,922
Energy Services Fund 	 1,211,707 	 21,515 	 177,016
Financial Services Fund 	 596,685 	 5,911 	 44,346
Health Care Fund 	 910,160 	 2,784 	 122,376
Internet Fund 	 720,160 	 3,573 	 84,697
Leisure Fund 	 146,479 	 309 	 8,762
Precious Metals Fund 	 3,727,501 	 217,437 	 923,209
Retailing Fund 	 599,632 	 3,360 	 29,825
Technology Fund 	 2,367,780 	 53,560 	 218,110
Telecommunications Fund 	 407,542 	 10,437 	 30,745
Transportation Fund 	 639,871 	 4,846 	 51,990
Utilities Fund 	 733,713 	 8,552 	 62,349